EXHIBIT 10.8
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT, by and between Dolan Media Company, a Delaware corporation (the “Company”); and Mark W.C. Stodder (“Executive”), is entered into on this 1st day of August 2009 (the “Effective Date”).
PRELIMINARY RECITALS
A. Employment Agreement. The Company and Executive have entered into a written Employment Agreement (the “Employment Agreement”), dated as of April 1, 2007 (the “Original Effective Date”), which remains in effect. Since then, Executive has continued to serve as Executive Vice President/Business Information Division of the Company, pursuant to the Employment Agreement. Any capitalized terms used in this Amendment, and not defined herein, shall have the meanings specified in the Employment Agreement.
B. Purpose of Amendment. The Company and the Executive desire to amend certain provisions of the Employment Agreement as described below.
AMENDMENT
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Employment Agreement as follows:
1. Section 1.2(a) is hereby amended to read as follows:
“(a) Service with the Company. During the Employment Period, Executive shall (i) serve as the Company’s Executive Vice President/Business Information Division and shall report directly to the Chief Operating Officer and, indirectly to the Chief Executive Officer and the Board of Directors of the Company (the “Board”), (ii) have such responsibilities, duties and authorities, and render such services for the Company, that Executive has or renders for the Company as of the Effective Date, and (iii) have such other responsibilities, duties and authorities, and render such other services for the Company, that are consistent with Executive’s position as Executive Vice President/Business Information Division, as the Chief Operating Offer, Chief Executive Officer or the Board may from time to time reasonably direct.
2. Except as expressly amended in this Second Amendment, the Employment Agreement, as amended, shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, the undersigned Executive and the Company have executed this Amendment on the Effective Date:

COMPANY: DOLAN MEDIA COMPANY
/s/James P. Dolan
By: James P. Dolan, Chairman, President and Chief Executive Officer

/s/ John Bergstrom
By: John Bergstrom, Chairman of the Compensation Committee

EXECUTIVE: /s/ Mark W.C. Stodder
Mark W.C. Stodder

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